Exhibit 10.9
LIMITED GUARANTY

THIS LIMITED GUARANTY (“Guaranty”) is made as of March 12, 2021, by TERRA PROPERTY TRUST, INC., a Maryland corporation (the “Guarantor”), whose address is set forth below, in favor of WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), whose address is set forth below.
RECITALS
A.Guarantor is executing this Guaranty to induce Lender to extend to TERRA MORTGAGE PORTFOLIO II, LLC, a Delaware limited liability company (“Borrower”), a credit facility (the “Loan”) in the maximum amount of $75,000,000.00, subject to the terms and conditions of which are more particularly described in the Business Loan and Security Agreement dated as of March 12, 2021 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), and the Loan Documents (as herein defined).
B.The Loan is evidenced by that certain Promissory Note dated of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the “Note”) made payable to Lender in the principal amount of the Loan. (The term “Loan” is used throughout this Guaranty in its most comprehensive sense and means any and all loans, advances, debts, obligations, liabilities of any kind or nature owed by Borrower to Lender, made, incurred or created, arising from the Loan Documents, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, whether on original, renewed, extended or revised terms (including, without limitation, those evidenced by new or additional instruments or agreements or those changing the applicable rate of interest or which release any obligor with respect thereto), whether principal, interest, fees, or expenses, whether Borrower may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter becomes barred by any statute of limitations, and whether such indebtedness may be or hereafter becomes invalid or otherwise unenforceable. In the event a petition under the United States Bankruptcy Code is filed by or against Borrower, the term “Borrower” shall also mean and include Borrower in its status as a debtor, debtor-in-possession and/or reorganized debtor under the United States Bankruptcy Code.
C.This Guaranty, the Loan Agreement, the Note and all other documents and instruments that evidence, secure, or otherwise pertain to the Loan are collectively referred to as the “Loan Documents”.
GUARANTY
1.Borrower Obligations.
(a) Guarantor hereby unconditionally and irrevocably guarantees and promises to pay to Lender, or order, on demand, in immediately available funds, and to defend, indemnify and hold harmless Lender and Lender’s agents, employees, representatives, directors, officers,
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successors and assigns for, from and against any and all claims, suits, actions, proceedings, obligations, damages, losses, liability, judgments, awards, amounts paid in settlement of whatever kind or nature, fines, charges, fees, costs and expenses suffered or incurred by Lender or Lender’s agents, employees, representatives, directors, officers, successors and assigns to the extent resulting from the occurrence of any of the following:
(i) fraud or intentional misrepresentation by Borrower, Guarantor or any other person or entity acting on behalf of such party in connection with (A) the Loan Documents, or (B) any financial information, including, but not limited to, financial statements, affidavits, certifications, representations or warranties given to Lender in connection with the Loan by Borrower, Guarantor or any other person or entity acting on behalf of such party;
(ii) misapplication or misappropriation in violation of the Loan Documents of (1) Loan proceeds, (2) proceeds from any collateral that secures all or any portion of the Loan, (3) other funds pledged or assigned to Lender or required to be pledged or assigned to Lender, (4) insurance proceeds or (5) any other amounts required to be paid or turned over to Lender pursuant to the Loan Documents;
(iii) willful misconduct, or criminal acts perpetrated by Borrower or Guarantor, resulting in forfeiture or seizure of any portion of any collateral that secures all or any portion of the Loan, or any other assets of Borrower or Guarantor;
(iv) wrongful removal or disposal of any portion of any collateral that secures the Loan;
(v) the making of any distribution, dividend or payment of any kind in violation of the Loan Documents;
(vi) the failure to pay insurance policy premiums to maintain insurance as required under the Loan Documents;
(vii) any consensual or intentional transfer, assignment, sale or encumbrance of any collateral that secures all or any portion of the Loan, except as otherwise permitted by the Loan Agreement;
(viii) any transfer or disposal of any portion of the collateral securing the Loan by Borrower or Guarantor after a default under or breach of any of the Loan Documents;
(ix) any encumbrances, liens, or security interests affecting any of the collateral securing the Loan (including, but not limited to judgment liens and tax liens) to the extent arising from the act or omission of Borrower or Guarantor, except as otherwise permitted by the Loan Agreement, and except that this clause will not apply to any encumbrance, lien or security interest arising because of the default of any Collateral Loan Obligor to pay any amount required under the Collateral Loan Documents due to the financial inability of such Collateral Loan Obligor (unless sufficient funds for such payment for that purpose or in a reserve or
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escrow account controlled by Borrower and Borrower refuses to release such reserved or escrow amounts).
(b) Upon the occurrence of any of the events listed below in this Section 1(b) Guarantor absolutely, unconditionally and irrevocably guarantees to Lender, the full and prompt payment of the principal sum of the Note in accordance with its terms when due, by acceleration or otherwise, together with all interest accrued thereon, the full and prompt payment of all other sums, together with all interest accrued thereon, when due under the terms of the Loan Documents:
(i) Borrower or Guarantor filing a voluntary petition under Title 11 of the United States Code (as now or hereafter amended or recodified, the “Bankruptcy Code”) or any other federal or state bankruptcy or insolvency law;
(ii) Borrower, Guarantor or any of their respective affiliates, officers, directors, agents or representatives or any other person or entity that controls, is controlled by or is under common control with Borrower or Guarantor (in each case whether directly or indirectly) filing, filing an answer consenting to, or otherwise acquiescing in, or joining in the filing of, a voluntary or involuntary petition against Borrower or Guarantor under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower or Guarantor from any person or entity;
(iii) Borrower or Guarantor making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; and
(iv) Any transfer of ownership rights or interests in Borrower or change of control of Guarantor (so long as Guarantor is managed by Terra Capital Partners LLC or an Affiliate, no change of control of Guarantor will be deemed to have occurred).
The obligations guaranteed pursuant to Section 1(a) and 1(b) are hereinafter referred to as the “Recourse Obligations”. If there is more than a single entity or person included in the terms “Guarantor” or “Borrower,” respectively, each reference herein to such terms shall mean any and all, and one or more of such entities and persons both jointly and severally, and if more than one person or entity executes this Guaranty, the obligations and liabilities hereunder of Guarantor are and shall be both joint and several. If Borrower is a corporation, partnership, limited liability company or association, each reference herein to the term “Borrower” shall include any successor entity to Borrower. If there is more than one guaranty of the obligations of Borrower, the liabilities of all Guarantors are joint and several. As used in this Guaranty, neuter terms include the masculine and feminine, and vice versa.

2.Guarantor’s Liability. Guarantor agrees, represents and warrants to Lender as follows:
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(a) In addition to the Recourse Obligations, Guarantor unconditionally guarantees and agrees to pay to Lender, on demand at any time from and after an Event of Default (as defined in the Loan Agreement), in lawful money of the United States of America, (i) the Maximum Guaranty Amount (as herein defined), provided that no amount shall be payable under this clause (i) until the Lender has accelerated the Loan as a consequence of such Event of Default, the Loan has otherwise matured pursuant to the stated maturity date contained in the Loan Documents, or Borrower is in breach of any or all of subparagraphs 1(b)(i), (ii) or (iii) above, (ii) the Recourse Obligations, and (iii) the fees, expenses and costs enumerated in paragraph 16 below (individually and collectively, “Fees and Costs”). This Guaranty is a guaranty of payment and not of collection. Any payment received by Lender from Guarantor, Borrower or any other Person or from proceeds of Collateral granted by Borrower or any other Person shall not reduce Guarantor’s liability hereunder, except to the extent of the permanent reduction of the Loan. As used herein, (x) the term “Maximum Guaranty Amount” means an amount equal to the product of (i) twenty-five percent (25%) and (ii) the outstanding principal amount of the Loan as set forth in a written notice from Lender to Guarantor that an Event of Default has occurred under the Loan Agreement and that Lender has accelerated the Loan (or the Loan has otherwise matured pursuant to the stated maturity date contained in the Loan Documents, or Borrower is in breach of any or all of subparagraphs 1(b)(i), (ii) or (iii) above) and is entitled to recover the Maximum Guaranty Amount pursuant to this Guaranty, and setting forth the outstanding principal amount of the Loan as of the date of such notice, subject to the provisions of Section 2(b), and (y) the terms Maximum Guaranty Amount, Recourse Obligations and Fees and Costs mean, individually and collectively, “Obligations”.
(b) Notwithstanding anything herein to the contrary, (i) unless and until Lender makes written demand (“Demand”) on Guarantor for payment of the Maximum Guaranty Amount, any payment made by Guarantor on the outstanding principal amount of the Loan shall be considered a voluntary payment by Guarantor and shall not be credited against the Maximum Guaranty Amount; and (ii) in the event Guarantor makes any payment following a Demand that is applied to the Maximum Guaranty Amount, in addition to all other rights and remedies available to Lender under the Loan Documents, Borrower shall not be entitled to any further Advances under the Loan and the Loan shall not be eligible for reinstatement as a revolving line of credit.. For the avoidance of doubt, any default notice provided to Guarantor is not a Demand unless included in the default notice is a written demand on Guarantor for payment of the Maximum Guaranty Amount.
(c) Guarantor shall continue to be liable under this Guaranty and the provisions hereof shall remain in full force and effect notwithstanding (i) any modification, agreement or stipulation between Borrower and Lender, or their respective successors and assigns, with respect to the Loan Documents or the obligations encompassed thereby, including, without limitation, the Obligations; or (ii) Lender’s waiver of or failure to enforce any of the terms, covenants or conditions contained in the Loan Documents or in any modification thereof; or (iii) any release of Borrower or any other guarantor from any liability with respect to the Obligations; (iv) any release or subordination of any real or personal property then held by Lender as security for the performance of the Obligations; (v) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time
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liable for the payment of any or all of the Obligations; (vi) the unenforceability or invalidity of any or all of the Obligations or any of the Loan Documents; (vii) any payment by Borrower or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else; (viii) the settlement or compromise of any of the Obligations; (ix) the non-perfection of any security interest or lien securing any or all of the Obligations; or (x) any impairment of any collateral securing any or all of the Obligations.
(d) Guarantor’s liability under this Guaranty shall continue until all sums due under the Note have been paid in full and until all of Borrower’s other obligations to Lender have been paid and performed in full, and shall not be reduced by virtue of any payment by Borrower of any amount due under the Note or under any of the Loan Documents or by Lender’s recourse to any collateral or security. Guarantor acknowledges that Lender may apply any payment made by Borrower to Lender to any obligation of Borrower to Lender under the terms of any Loan Documents in such amounts and such manner as Lender may elect, regardless of whether such application complies with any instruction or designation given or made by Borrower with respect to such payment and agrees that any such application shall not in any manner reduce, extinguish or otherwise affect the liability of Guarantor hereunder.
(e) Guarantor acknowledges that it has and will continue to have full and complete access to any and all information concerning the transactions contemplated by the Loan Documents or referred to therein, the value of the assets owned or to be acquired by Borrower, Borrower’s financial status and its ability to pay and perform its obligations under the Loan Documents. Guarantor further warrants and represents that it has reviewed and approved copies of the Loan Documents and is fully informed of the remedies Lender may pursue, with or without notice to Borrower, in the event of default under the Note or other Loan Documents. So long as any of the Obligations remains unsatisfied or owing to Lender, Guarantor shall keep itself fully informed as to all aspects of Borrower’s financial condition and the performance of Borrower’s obligations under the Loan Documents.
(f) If acceleration of the time for payment of any amount payable by Borrower under the Loan Documents is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall nonetheless be payable by Guarantor hereunder forthwith on demand by Lender.
(g) Lender is not required to inquire into the powers of Borrower or Guarantor or of the officers, directors, or other agents acting or purporting to act on their behalf, and any indebtedness or obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.
3.Fair Consideration; Solvency
(a) Guarantor represents and warrants to Lender that: (i) Guarantor is receiving fair consideration and reasonably equivalent value for its execution of this Guaranty; (ii) Guarantor is not now insolvent, nor will the execution of this Guaranty render Guarantor
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insolvent; (iii) the execution of this Guaranty will not leave Guarantor with unreasonably small capital or assets in order to conduct the business of Guarantor as it is currently conducted; (iv) the obligations incurred under this Guaranty have not been incurred with the intent to hinder, delay, or defraud present or future creditors; and (v) the execution of this Guaranty is not intended or believed by Guarantor to be an incurrence of an obligation or debt of Guarantor beyond Guarantor’s ability to pay such obligation or debt as it becomes due.
(b) Guarantor acknowledges that: (i) the execution of this Guaranty by Guarantor is a necessary condition for the extension of a loan by Lender to Borrower; and (ii) the loan by Lender to Borrower are of substantial economic benefit to Borrower and, therefore, beneficial to Guarantor.
4.Fraudulent Transfer
. In the event that, notwithstanding the representations, warranties and acknowledgements of Guarantor contained in Section 3 above, the incurring of the obligations under this Guaranty is found, by a final, non-appealable judgment or order of a court, to constitute a fraudulent transfer under the Uniform Fraudulent Transfer Act (Arizona Revised Statutes (“ARS”) Section 44-1001 et seq., as amended, and any successor statute), the Bankruptcy Code (Title 11 of the United States Code), or any similar statutes, then the amount of the Recourse Obligations of Guarantor pursuant to this Guaranty shall be reduced to $1.00 less than the amount that would otherwise make this Guaranty a fraudulent conveyance. The limitation on the liability of Guarantor contained in this Section 4 shall not limit any right of Lender against Guarantor available at law or in equity, including, without limitation, rights of Lender against Guarantor based upon any inaccuracy of, or the failure of Guarantor to comply with, the provisions of Section 3 above.
5.Independent Obligation
. The obligations of Guarantor hereunder are separate and independent of the obligations of Borrower and of every other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor regardless of whether an action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in any such action or actions, or whether Lender forecloses upon, sells or otherwise disposes of or collects any collateral securing the Loan. This Guaranty may be enforced against Guarantor regardless of whether a judicial or non-judicial foreclosure sale is held under any security agreement, deed of trust, mortgage, or other security instrument securing all or any part of the Loan.
6.Nature of Guaranty. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collection, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents or other instruments relating to the creation or performance of the Obligations or the pursuit by Lender of any remedies which it now has or may hereafter have with respect thereto under the Loan Documents, at law, in equity or otherwise.
7.Guarantor Waivers. Guarantor hereby fully and completely waives, releases and relinquishes: (a) all notices to Guarantor, to Borrower, or to any other person or entity,
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including, without limitation, notices of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of any of Borrower’s obligations to Lender under the Loan Documents and, except to the extent set forth herein, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (b) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (c) any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof; (d) all defenses and claims based on principles of suretyship and/or guaranty; (e) any and all benefits under ARS Sections 12-1641 through 121646, Section 44-142 and Rule 17(e) of the Arizona Rules of Civil Procedure, as now enacted or hereafter modified, amended or replaced; and (f) any “one action” or “anti-deficiency” law, including, without limitation, ARS Sections 33-814 and 33-729, as now enacted or hereafter modified, amended or replaced. Notwithstanding any foreclosure of the lien of any security agreement, deed of trust, mortgage, or other security instrument with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty. Guarantor further agrees that Lender may enforce this Guaranty upon the occurrence and during the continuation of an Event of Default, notwithstanding the existence of any dispute between Borrower and Lender with respect to the existence of the Event of Default or performance of any of Borrower’s obligations under the Loan Documents, or any counterclaim, setoff or other claim which Borrower may allege against Lender with respect thereto (provided that Guarantor is not waiving its right to assert in good faith that no Event of Default then exists or is continuing as a defense to payment under this Guaranty). Moreover, Guarantor agrees that its obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.
8.No Duty To Pursue Others. Guarantor agrees that Lender may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral and without the necessity of proceeding against Borrower or any other guarantor, including, without limitation, any other Guarantor named herein. Guarantor hereby waives the right to require Lender to proceed against Borrower, to proceed against any other guarantor, including, without limitation, any other Guarantor named herein, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Loan Documents, to pursue any other remedy or to enforce any other right.
9.Authorization of Lender
. Guarantor authorizes Lender, without notice or demand, and without affecting Guarantor’s liability hereunder, from time to time to: (a) amend, modify, or restate any instrument, document or agreement evidencing or relating to all or any portion of the Obligations; (b) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of Borrower’s obligations under the Loan Documents or any part thereof, including, without limitation, any increase or decrease of the rate of interest thereon or any late charge; (c) take and hold collateral as security for the payment of this Guaranty or Borrower’s obligations under the Loan Documents, and exchange, substitute, subordinate, enforce, waive and release any such collateral; (d) apply any and all payments from Borrower, Guarantor or any other guarantor, or recoveries from any collateral securing all or any
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portion of the Loan, in such order or manner as Lender in its sole and absolute discretion may determine; (e) direct the order or manner of sale of any collateral securing any part of Borrower’s obligations under the Loan Documents as Lender in its sole and absolute discretion may determine; (f) release or substitute any one or more of the Borrower, Guarantor or any other guarantor, or acquire additional guarantors; and (g) assign its rights under this Guaranty in whole or in part.
10.Waivers of Subrogation and Other Rights and Defenses.
(a) Guarantor agrees that nothing contained herein shall prevent Lender from suing on the Note or from exercising any rights available to it thereunder or under any of the Loan Documents and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of any Guarantor. Guarantor understands that the exercise by Lender of certain rights and remedies contained in the Loan Documents may affect or eliminate Guarantor’s right of subrogation against Borrower and that Guarantor may therefore incur a partially or totally nonreimbursable liability hereunder; nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any rights and remedies, or any combination thereof, which may then be available to Lender, because it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.
(b) Guarantor hereby waives, releases, and relinquishes any and all rights of reimbursement, contribution, and subrogation, which Guarantor may now or hereafter have against Borrower. Guarantor further agrees that, to the extent the waiver of its rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Borrower or against any collateral or security shall be junior and subordinate to any right Lender may have against Borrower and to all right, title and interest Lender may have in any collateral or security. Lender may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation right Guarantor may have, and upon disposition or sale, any right of subrogation Guarantor may have shall terminate. With respect to the enforced collection of Borrower’s obligations under the Loan Documents or the foreclosure of any security interest in any personal property collateral then securing any of Borrower’s obligations under the Loan Documents, Lender agrees to give Guarantor ten (10) days’ prior written notice, in the manner set forth in Section 13 hereof, of any sale or disposition of any such personal property collateral, other than collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like.
(c) Guarantor’s sole right with respect to any such foreclosure of real or personal property collateral shall be to bid at such sale in accordance with applicable law. Guarantor acknowledges and agrees that Lender may also bid at any such sale and in the event such collateral is sold to Lender in whole or in partial satisfaction of the Obligations, Guarantor shall have no further right or interest with respect thereto. Notwithstanding anything to the contrary contained herein, no provision of this Guaranty shall be deemed to limit, decrease, or in
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any way to diminish any rights of setoff Lender may have with respect to any cash, cash equivalents, certificates of deposit or the like which may now or hereafter be put on deposit with Lender by Borrower.
(d) If, after the date hereof, an additional guarantor of obligations owed to Lender hereunder is added, then, to the extent any dispute exists at any time between or among any of the guarantors as to Guarantor’s right to contribution or otherwise, Guarantor agrees to indemnify, defend and hold Lender harmless for, from and against any loss, damage, claim, demand, cost or any other liability (including reasonable attorneys’ fees and costs) Lender may suffer as a result of such dispute.
(e) If from time to time Borrower shall have liabilities or obligations to Guarantor (collectively the “Subordinate Obligations”), such Subordinate Obligations shall be subject to the following terms:
(i) The Subordinate Obligations and any and all assignments as security, grants in trust, liens, mortgages, security interests, other encumbrances, and other interests and rights securing such liabilities and obligations shall at all times be fully subordinate with respect to (1) assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance, and other interest and right (if any), (2) time and right of payment and performance, and (3) rights against any collateral therefor (if any), to payment and performance in full of the Obligations and the right of Lender to realize upon any or all security for such Obligations.
(ii) Guarantor agrees that the Subordinate Obligations shall not be secured by any assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance or other interest or right in any property, interests in property, or rights to property of Borrower.
(iii) Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinate Obligations shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.
(iv) Guarantor agrees that after the occurrence and during the continuance of an Event of Default, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of the Borrower or received, accepted, retained or applied by Guarantor unless and until the Obligations shall have been paid and performed in full. Prior to the occurrence and continuance of an Event of Default, Guarantor shall have the right to receive payments on the Subordinate Obligations made in the ordinary course of business.
(v) If Guarantor receives any payment from Borrower or any other party on account of the Subordinate Obligations when such payment is not permitted hereunder, such payment shall be held in trust by Guarantor for the benefit of Lender, shall be segregated from the other funds of Guarantor, and shall forthwith be paid by Guarantor to Lender, without
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affecting the liability of Guarantor under this Guaranty, and applied to payment of the Obligations, whether or not then due.
(vi) Without the prior written consent of Lender, Guarantor shall not (1) file suit against Borrower or exercise or enforce any other creditor’s right it may have against Borrower, or (2) foreclose, repossess, sequester, appoint a receiver or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, security interests, collateral rights, judgments or other encumbrances held by Guarantor on assets of Borrower.
(vii) To secure the Obligations, Guarantor grants to Lender a lien and security interest in all Subordinate Obligations and any documents or instruments evidencing or pertaining to the Subordinate Obligations, and in all of Guarantor’s right, title, and interest in and to any payments, property, interests in property, or rights to property acquired or received by Guarantor from Borrower in respect of the Subordinate Obligations.
(viii) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving Borrower as debtor, Lender shall have the right to prove and vote any claim under the Subordinate Obligations and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinate Obligations. Lender may apply any such dividends, distributions, and payments against the Obligations in such order and manner as Lender may determine in its sole discretion.
11.Guarantor’s Representations and Warranties. As an inducement to Lender to make the Loan and disburse the proceeds of the Loan to Borrower, Guarantor represents and warrants to Lender that the following statements are true, correct and complete as of the date hereof and will be true, correct and complete as of the closing date of the Loan and as of the date that each advance of Loan proceeds is made under the Loan.
(a) No approvals, authorizations or consents of any trustee or holder of any indebtedness or obligation of Guarantor are required for the due execution, delivery and performance by Guarantor of this Guaranty or any of the other Loan Documents to which Guarantor is a party.
(b) This Guaranty and any other Loan Documents to which Guarantor is a party have been duly executed by Guarantor, and are legally valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.
(c) There exists no material violation of or material default by Guarantor and no event has occurred which, upon the giving of notice or the passage of time, or both, would constitute a material default with respect to (i) the terms of any instrument evidencing or securing any obligations of Guarantor, (ii) any lease or other agreement to which Guarantor is a
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party, (iii) any license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any governmental authority, or any determination or award of any arbitrator to or by which Guarantor or Guarantor’s property may be subject or bound, or (iv) any deed of trust, mortgage, security agreement, instrument, or other agreement by which Guarantor or any of its property is bound which, in any such case, is likely, as determined by Lender in its reasonable discretion, to (1) materially and adversely affect the ability of Guarantor to perform its obligations under this Guaranty or any other material instrument, agreement or document to which it is a party, or (2) adversely affect the priority of the liens and security interests created by this Guaranty or any of the other Loan Documents.
(d) There is no action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of Guarantor) at law or in equity or before or by any foreign or domestic court or other governmental entity (a “Legal Action”), pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of its assets which could reasonably be expected to materially and adversely affect Guarantor’s ability to perform its obligations under this Guaranty and any of the other Loan Documents to which it is a party. Guarantor is not (i) in violation of any applicable law which violation materially and adversely affects or is reasonably likely to materially and adversely affect Guarantor’s ability to perform its obligations under this Guaranty or any other Loan Documents to which it is a party, or (ii) subject to, or in default with respect to, any other legal requirement that would have a materially adverse effect on Guarantor’s ability to perform its obligations under this Guaranty or any other Loan Documents to which it is a party. There is no Legal Action pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor questioning the validity or the enforceability of this Guaranty or any of the other Loan Documents as to which there is a reasonable likelihood that, upon resolution of such Legal Action, such validity or enforceability will be impaired.
(e) Guarantor has good, sufficient and legal title in all material respects to all properties and assets reflected in its most recent balance sheet or financial statement, as applicable, delivered to Lender.
(f) All tax returns, extension filings, and reports of Guarantor required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon Guarantor or upon its properties, assets, income and franchises which are due and payable have been paid when due and payable, except to the extent of items which, in the aggregate, are not material to Guarantor’s financial condition. Guarantor does not know of any proposed tax assessment against it or its property that would be material to its financial condition, and Guarantor has not contracted with any government entity in connection with such taxes.
(g) The financial statements and all financial data previously delivered to Lender in connection with the Loan and/or relating to Guarantor are true, correct and complete in all material respects. Such financial statements fairly present the financial position of the subject thereof as of the date thereof. No material adverse change has occurred in such financial position since the date of the most recent of such statements and, except for this Loan, no borrowings
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have been made by Guarantor since the date thereof which are secured by, or might reasonably give rise to, a lien or claim against the proceeds of the Loan or any collateral that secures the Loan.
12.Financial Covenants; No Transfers.
(a) Guarantor covenants and agrees to provide to Lender the financial statements required with respect to Guarantor as provided in Schedule 6.5 of the Loan Agreement.
(b) Guarantor covenants and agrees to maintain the financial covenants applicable to Guarantor as provided in Schedule 6.18 of the Loan Agreement.
(c) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets or any interest therein. Guarantor further covenants and agrees that no assets belonging to Guarantor (whether or not disclosed in a financial statement or loan application to Lender) have been transferred into an asset protection trust or an irrevocable trust within two (2) years prior to the date of this Guaranty, and Guarantor will not transfer any assets into an asset protection trust or an irrevocable trust while this Guaranty is outstanding without Lender’s prior written consent.
13.Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission) and shall be given to such party at its address set forth below. Each such notice, request or other communication shall be effective (a) if given by mail, upon delivery by certified mail to the address specified below (or upon failure of the addressee to accept such delivery), or (b) if given by reputable overnight delivery service, when delivered to a secure location at such address.
    To Lender:    WESTERN ALLIANCE BANK
                2701 East Camelback Road, Suite 110
                Phoenix, Arizona 85016
                Attention: Seth Davis, Senior Director
                Email: sdavis@westernalliancebank.com

            WESTERN ALLIANCE BANK
                2701 East Camelback Road, Suite 110
                Phoenix, Arizona 85016
                Attention: docs@westernalliancebank.com and
                 notefinance@westernalliancebank.com

        To Guarantor:    TERRA PROPERTY TRUST, INC.
    c/o Terra Capital Partners, LLC
    550 Fifth Avenue, Sixth Floor
    New York, NY 10036
    Attention: Vik Uppal and Greg Pinkus
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    With a copy to:    TERRA CAPITAL PARTNERS, LLC
    550 Fifth Avenue, Sixth Floor
    New York, NY 10036
    Attention: Chief Legal Officer

14.Successors and Assigns. This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of and shall be enforceable by Lender, its successors, endorsees and assigns.
15.[Reserved].
16.Costs of Enforcement. If any or all of the Obligations are not paid when due, Guarantor agrees to pay all costs of enforcement and collection of such Obligations and preparation therefore (including, without limitation, reasonable attorneys’ fees and any amounts disbursed by Lender in connection with enforcing Lender’s remedies under the Loan Documents) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)) together with interest thereon from the date of demand at the default rate applicable to the Note.
17.WAIVER OF DEFENSES AND RELEASE OF CLAIMS. The undersigned hereby (a) represents that neither the undersigned nor any affiliate or principal of the undersigned has any defenses to or setoffs against any indebtedness or other obligations owing by the undersigned, or by the undersigned’s affiliates or principals, to Lender or Lender’s affiliates (the “Liabilities”), nor any claims against Lender or Lender’s affiliates for any matter whatsoever, related or unrelated to the Liabilities, and (b) releases Lender and Lender’s affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Liabilities, including, without limitation, the subject matter of this Guaranty. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender’s affiliates. The undersigned acknowledges that Lender has been induced to enter into or continue the Liabilities by, among other things, the waivers and releases in this paragraph.
18.JURY WAIVER. GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND LENDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS GUARANTY, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY
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MADE BY GUARANTOR, AND GUARANTOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.
19.Right of Setoff. In addition to all liens upon, and rights of setoff against, the monies, instruments, certificates of deposit, securities or other property of Guarantor given to Lender by law, Lender shall have a lien and a right of setoff against, and Guarantor hereby grants to Lender a security interest in, all monies, instruments, certificates of deposit, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit including any account or deposit held jointly by Guarantor with any other person or entity, or for safekeeping or otherwise, except to the extent specifically prohibited by law. Every such lien, right of setoff and security interest may be exercised without demand upon or notice to Guarantor. No lien, right of setoff, or security interest shall be deemed to have been waived by any act or conduct on the part of Lender, by any neglect to exercise such right of setoff or to enforce such lien or security interest, or by any delay in so doing. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.
20.GOVERNING LAW; JURISDICTION.
i.THIS GUARANTY HAS BEEN DELIVERED IN ARIZONA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.
ii.Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any affiliate of the Lender in any way relating to this Guaranty or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Arizona sitting in Maricopa County, and of the United States District Court of the District of Arizona, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Arizona State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in
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other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Guarantor or its properties in the courts of any jurisdiction.
21.No Third Party Beneficiaries. This Guaranty is solely for the benefit of Lender, its successors, endorsees and assigns, and is not intended to nor shall it be deemed to be for the benefit of any third party, including Borrower.
22.Severability. If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.
23.Counterparts. This Guaranty may be executed in counterparts, all of which executed counterparts shall together constitute a single document.
24.Counsel. Guarantor acknowledges that Guarantor has had adequate opportunity to carefully read this Guaranty and to consult with an attorney of Guarantor’s choice prior to signing it.
25.Amendments. No amendment or waiver of any provision of this Guaranty or consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender.
26.Events of Default. Each of the following shall constitute an “Event of Default” under this Guaranty: (i) any breach by Guarantor of its covenants contained in Section 12, (ii) any failure of Guarantor to pay any amount due hereunder within ten (10) Business Days after notice from Lender, or (iii) any default by Guarantor in any other provision hereof that remains uncured thirty (30) days after such default, provided if cure of such default cannot reasonably be accomplished within such 30-day period, then such cure period will be extended to accommodate Guarantor’s reasonable efforts to cure, provided that in no event shall such cure period extend more than 60 days beyond the original notice delivered by Lender to Guarantor as to such default.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

4125961.4 | 100775-0196     15

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

TERRA PROPERTY TRUST, INC.,
a Maryland corporation

By:_/s/ Greg Pinkus______________________
Name: Greg Pinkus
Its: Authorized Signatory

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